UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date Earliest Event Reported):
April 1, 2026

BARK, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39691	85-1872418
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
20 Jay Street, Suite 940 Brooklyn, NY		11201 (Zip Code)
(Address of Principal Executive Offices)
(855) 501-2275
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BARK	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 1, 2026, BARK, Inc., a Delaware corporation (the “Company”), effected a one-for-twenty (1:20) reverse stock split (the “Reverse Stock Split”) of the Company’s common stock, par value $0.0001 (the “Common Stock”). As previously disclosed, at the annual meeting of stockholders of the Company held on March 25, 2026, the stockholders of the Company approved an amendment to the Company’s Restated Certificate of Incorporation (the “Amendment”) to effect, at the discretion of the Company’s Board of Directors (the “Board”), a reverse stock split at a ratio in the range of one-for-two (1:2) to one-for-thirty (1:30), with such ratio to be subsequently determined in the discretion of the Board. Pursuant to such authority granted by the Company’s stockholders, the Board approved the Reverse Stock Split at a ratio of one-for-twenty (1:20) and the Company filed the Amendment with the Secretary of State of the State of Delaware, which became effective at 12:01 a.m. Eastern Time on April 1, 2026 (the “Effective Time”).

In connection with the Reverse Stock Split, the number of shares available for issuance under the Barkbox, Inc. 2011 Stock Incentive Plan (the “2011 Plan”) and The Original BARK Company 2021 Equity Incentive Plan (the “2021 Plan”, and together with the 2011 Plan, the “Incentive Plans”) and The Original BARK Company 2021 Employee Stock Purchase Plan (the “2021 ESPP”, and together with the Incentive Plans, the “Stock Plans”) were decreased proportionately. Additionally, the number of shares subject to any outstanding awards under the Stock Plans, and the exercise price, grant price or purchase price relating to any such awards under the Stock Plans, were proportionately adjusted to reflect the Reverse Stock Split.

All outstanding warrants to purchase shares of the Company’s Common Stock were proportionately adjusted in accordance with the respective warrant agreements to reflect the Reverse Stock Split, including the number of shares purchasable upon exercise of such warrants and/or their exercise prices.

The number of authorized shares of the Common Stock remained at 500 million shares. No fractional shares were issued in connection with the Reverse Stock Split and any fractional shares resulting from the Reverse Stock Split were rounded down to the nearest whole share. Stockholders who otherwise would be entitled to receive fractional shares will receive a cash payment in lieu of such fractional shares.

On April 1, 2026, the Common Stock began trading on the New York Stock Exchange on a split-adjusted basis under the existing symbol “BARK”. The foregoing description is qualified in its entirety by the Amendment, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Amendment to the Restated Certificate of Incorporation of BARK, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BARK, Inc.

By:	/s/ Allison Koehler
Name: Allison Koehler
Title: Chief Legal Officer
Date: April 2, 2026